UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2009 (September 11, 2009)

REGENERON PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

New York	000-19034	13-3444607
(State or other jurisdiction of	(Commission File No.)	(IRS Employer Identification No.)
Incorporation)

777 Old Saw Mill River Road, Tarrytown, New York 10591-6707
(Address of principal executive offices, including zip code)

(914) 347-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

     On September 11, 2009, Regeneron Pharmaceuticals, Inc., together with sanofi-aventis, issued a press release announcing the discontinuation of the Phase 3 trial that evaluated aflibercept (VEGF Trap) plus gemcitabine versus placebo plus gemcitabine for the first-line treatment of metastatic pancreatic cancer (VANILLA), based on the recommendations by an Independent Data Monitoring Committee (IDMC). As part of a planned interim efficacy analysis, the IDMC determined that the addition of aflibercept to gemcitabine would be unable to demonstrate a statistically significant improvement in the primary endpoint of overall survival compared to placebo plus gemcitabine in this study. A copy of this press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

     On September 14, 2009, Regeneron Pharmaceuticals, Inc. issued a press release announcing the completion of patient enrollment in two randomized, double-masked, Phase 3 clinical trials evaluating VEGF Trap-Eye in the treatment of the neovascular form of age-related macular degeneration (wet AMD). A copy of this press release is filed as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1  Press Release dated September 11, 2009.
99.2  Press Release dated September 14, 2009.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENERON PHARMACEUTICALS, INC.
Date: September 14, 2009

	By:	/s/ Stuart Kolinski
		Name:	Stuart Kolinski
		Title:	Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated September 11, 2009.
99.2	Press Release dated September 14, 2009.